Exhibit 10.4

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of February 12, 2014 (the “Agreement”) by and among Boulevard Acquisition Corp., a Delaware corporation (the “Company”), Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Joel Citron, Darren Thompson and Robert J. Campbell (together with the Sponsor, the “Initial Holders”), and Continental Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated February 12, 2014 (the “Underwriting Agreement”), with Citigroup Global Markets Inc. (the “Representative”), acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase in a public offering (the “IPO”) 21,000,000 units (plus up to 3,150,000 units to cover over-allotments, if any) (the “Units”) of the Company’s securities, each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant (a “Warrant”), each whole Warrant entitling the holder to purchase one share of Common Stock, all as more fully described in the Company’s Prospectus dated February 12, 2014 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-193320) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on February 12, 2014 (the “Effective Date”);

WHEREAS, the Initial Holders have agreed, as a condition to the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of their shares of Common Stock, as set forth opposite its name on Exhibit A attached hereto, in aggregate 6,037,500 shares, which includes all shares of Common Stock outstanding prior to the Closing Date (as defined below), consisting of (i) 6,037,500 shares (up to 787,500 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full) (the “Founder Shares”) and (ii) between 1,312,500 and 1,509,375 shares that are subject to forfeiture, depending on if the Underwriters’ over-allotment option is not exercised in full (the “Founder Earnout Shares” and together with the Founder Shares, the “Escrow Shares”), in escrow with the Escrow Agent as hereinafter provided;

WHEREAS, the Company and the Sponsor have entered into that certain Sponsor Warrants Purchase Agreement, on November 19, 2013, as amended and restated on February 12, 2014, (the “Sponsor Warrant Agreement”) pursuant to which the Sponsor has agreed to purchase an aggregate of 5,950,000 warrants (or 6,580,000 if the Underwriters’ over-allotment option is exercised in full) (the “Private Warrants” and, together with the Escrow Shares, the “Escrow Securities”) in a private placement transaction to occur simultaneously on the date of the closing of the IPO (the “Closing Date”);

WHEREAS, the Sponsor has agreed as a condition of the sale of the Private Warrants to deposit all of its Private Warrants, as set forth opposite its name on Exhibit A attached hereto, in escrow with the Escrow Agent as hereinafter provided; and

WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.                                      Appointment of Escrow Agent.  The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.                                      Deposit of Escrow Securities.  On or before the Closing Date, the Initial Holders shall deliver to the Escrow Agent certificates representing their respective Escrow Securities, in proper transfer order with Medallion guaranteed stock powers, to be held and disbursed subject to the terms and conditions of this Agreement.

The Initial Holders acknowledge and agree that the certificates representing the Escrow Securities will bear a legend to reflect the deposit of such Escrow Securities under this Agreement.

3.                                      Disbursement of the Escrow Securities.  The Escrow Agent shall hold each of the Escrow Shares and the Private Warrants until the termination of the Escrow Period (as defined below).  In the case of the Escrow Shares, the “Escrow Period” shall be the period beginning on the date the certificates representing the Escrow Shares are deposited with the Escrow Agent and ending on the earlier of (x) the first anniversary of the completion of the Company’s initial business combination (as such term is defined in the Registration Statement), (y) such time subsequent to the Company’s initial business combination as the last sales price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (z) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Company’s initial business combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In the case of Private Warrants, the “Escrow Period” shall be 30 days after completion of the initial business combination.  The Private Warrants will not be transferable, assignable or saleable until such time.

On the termination date of the Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse the Escrow Securities to the Initial Holders; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that up to an aggregate of (i) 787,500 of the Escrow Shares have been forfeited because the Underwriters did not exercise their over-allotment option in full then the Escrow Agent shall promptly destroy the certificates representing such Escrow Securities (or portion thereof, as applicable) and (ii) up to 1,509,375 of the Escrow Shares as Founder Earnout Shares will not be released unless they are no longer subject to forfeiture.  In addition, notwithstanding anything to the contrary contained herein, the Escrow Agent shall disburse the Escrow Securities to the Initial Holders upon being notified by the Company that the trust account into which substantially all of the proceeds of the IPO and the sale of the Private Warrants has been deposited as described in the Prospectus (the “Trust Account”) is being liquidated because the Company has been unable to consummate its initial business combination within the required time frame.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.                                      Rights of Initial Holders in Escrow Securities.

4.1                               Voting Rights as a Stockholder.  Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Holders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

4.2                               Dividends and Other Distributions in Respect of the Escrow Securities.  During the applicable Escrow Period, all dividends payable in cash with respect to the Escrow Securities other than the Founder Earnout Shares shall be paid to the Initial Holders, but all dividends payable in cash with respect to the Founder Earnout Shares or in stock or other non-cash property with respect to all of the Escrow Securities (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3                               Restrictions on Transfer.  During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor, (ii) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (iv) pursuant to a qualified domestic relations order; (v) to any descendent of Marc Lasry and Sonia E. Gardner; (vi) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (vii) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (viii) in the event of the Company’s liquidation prior to the Company’s completion of our initial business combination; or (ix) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s completion of the Company’s initial business combination; provided, however, that in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.  Even if transferred in accordance with this Section 4.3, the Escrow Securities will remain subject to this Agreement and may be released from escrow only in accordance with Section 3 hereof.  During the applicable Escrow Period, the Sponsor shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement.  The Escrow Shares and Private Warrants each shall bear the respective legend provided on Exhibit B attached hereto.

4.4                               Insider Letters.  Each Initial Holder has executed a letter agreement with the Representative and the Company, dated as of the Effective Date, and which is filed as an exhibit to the Registration Statement (each an “Insider Letter”), which contains certain rights and obligations of such Initial Holder with respect to the Company, including, but not limited to, certain voting obligations in respect of the Escrow Shares.

5.                                      Concerning the Escrow Agent.

5.1                               Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which counsel may be company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2                               Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence, willful misconduct or bad faith of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3                               Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder, as set forth on Exhibit C hereto.  The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4                               Further Assurances.  From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5                               Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate in the State of New York.

5.6                               Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7                               Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

6.                                      Miscellaneous.

6.1                               Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law which would require the application of the laws of another jurisdiction.  Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2                               Entire Agreement.  This Agreement and the Insider Letters contain the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.  In connection with any proposed amendment, the Escrow Agent may request an opinion of the Company’s counsel as to the validity of the proposed amendment as a condition to its execution of said amendment.

6.3                               Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4                               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representative, successors and assigns.

6.5                               Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or by private national courier service, or, if mailed, four business days after the date of mailing, as follows:

if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:  Steven G. Nelson or Frank Di Paolo

Fax No.:  (212) 509-5150

if to the Company, to:

Boulevard Acquisition Corp.

399 Park Avenue, 6th Floor

New York, NY 10022

Attn:  Stephen S. Trevor

Fax No.:  212-878-3545

and a copy, which shall not constitute notice, to:

Greenberg Traurig, LLP

Metlife Building

200 Park Avenue,

New York, New York  10166

Attn:  Alan Annex, Esq.

Fax No.:  (212) 801-6400

if to the Initial Holders, to the address set forth in Exhibit A hereto.

if to the Underwriters, to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY  10013

Attn:  General Counsel

Fax No.:  (212) 816-7912

with a copy, to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attn:  Bruce S. Mendelsohn, Esq.

Fax No.:  (212) 872-1002

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.6                               Liquidation of Company; Forfeiture.  The Company shall give the Escrow Agent prompt written notification of (i) the liquidation of the Trust Account, (ii) forfeiture of up to an aggregate of 656,250 Escrow Shares held by the Initial Holders to the extent the Underwriters’ over-allotment option is not exercised in full, as further described in the Registration Statement or (iii) forfeiture of the Founder Earnout Shares on the Founder Earnout Deadline.

6.7                               Trust Account Waiver.  Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest, demand, damages, action, causes of action or claim of any kind whatsoever, known or unknown, foreseen or unforeseen, in law or equity (a “Claim”) that it has or may have against the Company or in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.8                               Third-Party Beneficiaries.  Each Initial Holder hereby acknowledges that the Underwriters, including, without limitation, the Representative, are third-party beneficiaries of this Agreement and this Agreement cannot be modified or changed without the prior written consent of the Representative.

6.9                               Counterparts.  This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused the execution of this Agreement as of the date first above written.

BOULEVARD ACQUISITION CORP.,

By:	/s/ Stephen S. Trevor
Name: Stephen S. Trevor
Title: President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ John W. Comer, Jr.
Name: John W. Comer, Jr.
Title: Vice President

BOULEVARD ACQUISITION SPONSOR, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Managing Member

/s/ Joel Citron
Name: Joel Citron

/s/ Darren Thompson
Name: Darren Thompson

/s/ Robert J. Campbell
Name: Robert J. Campbell

[Signature Page to Securities Escrow Agreement]

EXHIBIT A

LIST OF INITIAL HOLDERS

Name	Founder Shares	Founder Earnout Shares	Warrants

Boulevard Acquisition Sponsor, LLC 399 Park Avenue, 6th Floor New York, NY 10022 Fax No.: 212-878-3545	5,977,125 up to 779,625 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	1,494,281 shares (up to 194,906 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	5,950,000 warrants(1)

Joel Citron 399 Park Avenue, 6th Floor New York, NY 10022 Fax No.: 212-878-3545	20,125 shares (up to 2,625 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	5,031 shares (up to 656 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

Darren Thompson 399 Park Avenue, 6th Floor New York, NY 10022 Fax No.: 212-878-3545	20,125 shares (up to 2,625 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	5,031 shares (up to 656 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

Robert J. Campbell 399 Park Avenue, 6th Floor New York, NY 10022 Fax No.: 212-878-3545	20,125 shares (up to 2,625 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)	5,031 shares (up to 656 of which will be forfeited if the Underwriters’ over-allotment option is not exercised in full)

(1)or 6,580,000 if the Underwriters’ over-allotment option is exercised in full.

Exhibit A-1

EXHIBIT B

LEGENDS

The following legend shall be included on the certificates representing the Founder Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE SECURITIES ESCROW AGREEMENT BY AND AMONG BOULEVARD ACQUISITION CORP., (THE “COMPANY”), BOULEVARD ACQUISITION SPONSOR, LLC AND THE OTHER PARTIES THERETO, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN THE LETTER AGREEMENT DATED AS OF FEBRUARY 12, 2014 BY AND BETWEEN THE HOLDER AND THE COMPANY.”

The following legend shall be included on the certificates representing the Private Warrants:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE SECURITIES ESCROW AGREEMENT BY AND AMONG BOULEVARD ACQUISITION CORP., (THE “COMPANY”), BOULEVARD ACQUISITION SPONSOR, LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

Exhibit B-1

EXHIBIT C

ESCROW AGENT FEES

$200 escrow agent fee per month to be billed on the Closing Date.

Exhibit C-1